Exhibit 99.1

UnionBanCal Corporation Reports Second Quarter Net Income of $141 Million

Second Quarter Highlights:

  On June 24, 2013, Union Bank, N.A. announced that it had completed the acquisition of PB Capital Corporation's $3.5 billion institutional commercial real estate (CRE) lending portfolio (PB Capital acquisition).
  Net income for the second quarter was $141 million, down from $147 million for the prior quarter, and down from $187 million for the year-ago quarter.
  Total loans held for investment, excluding purchased credit-impaired (PCI) loans, at June 30, 2013, were $64.4 billion, up from $59.8 billion at March 31, 2013, and up from $53.6 billion at June 30, 2012.
  Core deposits at June 30, 2013, were $65.5 billion, up from $63.6 billion at March 31, 2013, and up from $53.4 billion at June 30, 2012.
  Total provision for credit losses was a benefit of $5 million, compared with a provision of $12 million for the prior quarter, and a benefit of $15 million for the year-ago quarter.
  Key asset quality metrics continued to be strong. Excluding PCI loans and Federal Deposit Insurance Corporation (FDIC) covered other real estate owned (OREO):
    Nonperforming assets at quarter-end were $521 million, or 0.52 percent of total assets, compared with $520 million, or 0.54 percent of total assets, at March 31, 2013.
    Net charge-offs were $10 million for the quarter, or an annualized 0.06 percent of average total loans held for investment, compared with $12 million for the prior quarter and $29 million a year ago.
  Net interest margin was 3.00 percent, similar to 3.01 percent for the prior quarter, and down from 3.23 percent for the year-ago quarter.
  Capital ratios remained strong:
    Tier 1 common capital ratio, measured using Basel I risk-weighted assets, was 11.47 percent at June 30, 2013, down 98 basis points from 12.45 percent at March 31, 2013.
    Tangible common equity ratio was 9.11 percent at June 30, 2013, down 94 basis points from 10.05 percent at March 31, 2013.

SAN FRANCISCO--(BUSINESS WIRE)--July 25, 2013--UnionBanCal Corporation (the Company), parent company of San Francisco-based Union Bank, N.A., today reported second quarter 2013 results. Net income for the quarter was $141 million, down from $147 million for the prior quarter, and down from $187 million for the year-ago quarter. Net income declined compared to the prior quarter primarily due to lower gains of the sale of securities, which were largely offset by higher net interest income on higher loan balances and a lower total provision for credit losses.

Summary of Second Quarter Results

Second Quarter Total Revenue

For second quarter 2013, total revenue (net interest income plus noninterest income) was $871 million, down $32 million compared with first quarter 2013. Net interest income increased 3 percent, and noninterest income decreased 20 percent. The net interest margin was 3.00 percent, down 1 basis point from 3.01 percent for the prior quarter.

Net interest income for second quarter 2013 was $666 million, up $18 million, or 3 percent, compared with first quarter 2013. The increase in net interest income was primarily due to higher commercial mortgage loan balances, mostly resulting from the PB Capital acquisition, and higher yields on commercial and industrial loans. The net interest margin was 3.00 percent, similar to 3.01 percent for the prior quarter, as lower yields on total loans and securities were mitigated by declining balances of lower-yielding interest bearing deposits in banks.

Average total loans held for investment, excluding PCI loans, increased $2.9 billion, or 5 percent, compared with first quarter 2013, primarily due to the PB Capital acquisition and organic growth in the residential mortgage and commercial and industrial loan portfolios. Average total deposits increased $1.1 billion, or 1 percent, during the quarter, primarily due to organic retail deposit growth. Average interest bearing deposits increased $0.8 billion, or 2 percent, and average noninterest bearing deposits increased $0.3 billion, or 1 percent.

For second quarter 2013, noninterest income was $205 million, down $50 million, or 20 percent, compared with first quarter 2013, primarily due to lower net gains on the sale of securities.

Compared to second quarter 2012, total revenue grew $37 million, with net interest income up 3 percent and noninterest income up 9 percent. Net interest income increased $20 million compared with the year-ago quarter, primarily due to loan growth, largely offset by a lower net interest margin. The net interest margin declined 23 basis points, primarily due to lower yields on loans and securities.

Average total loans held for investment, excluding PCI loans, increased $8.2 billion, or 15 percent, compared with second quarter 2012, primarily due to the acquisition of Pacific Capital Bancorp (PCBC) that was completed December 1, 2012; the PB Capital acquisition; and organic loan growth. Average total deposits increased $10.9 billion, primarily due to organic growth, with average interest bearing deposits up $6.6 billion, or 15 percent, and average noninterest bearing deposits up $4.3 billion, or 21 percent.

Noninterest income increased $17 million, or 9 percent, compared with second quarter 2012, primarily due to higher trust and investment management fees, which increased primarily due to higher fees on assets under management.

Second Quarter Noninterest Expense

Noninterest expense for second quarter 2013 was $702 million, down $11 million compared with first quarter 2013. Staff expense decreased $8 million, primarily reflecting annual seasonal factors. Non-staff expense decreased $3 million, primarily due to a $2 million reversal of provision for losses on off-balance sheet commitments, compared with a $15 million provision for losses on off-balance sheet commitments in first quarter 2013.

Noninterest expense for second quarter 2013 was up $103 million, or 17 percent, compared with second quarter 2012. Staff expense increased $62 million, primarily due to acquisition-related activity. Non-staff expense increased primarily due to one-time costs associated with the PCBC acquisition. The provision for losses on off-balance sheet commitments was a benefit of $2 million for second quarter 2013, compared with a benefit of $1 million for second quarter 2012.

Taxes

The effective tax rate for second quarter 2013 was 20 percent, compared with an effective tax rate of 26 percent for first quarter 2013. The decrease in the quarterly effective tax rate was primarily due to a change in the 2013 estimated annual effective tax rate, which was caused by the larger impact of low-income housing and alternative energy income tax benefits on lower pre-tax income.

Balance Sheet

At June 30, 2013, the Company had total assets of $102.3 billion, up $5.3 billion compared with March 31, 2013, primarily reflecting the PB Capital acquisition. At June 30, 2013, total deposits were $77.3 billion, up $3.3 billion compared with March 31, 2013, primarily reflecting organic retail deposit growth. Core deposits at June 30, 2013, were $65.5 billion, up $1.9 billion, or 3 percent, compared with March 31, 2013.

Credit Quality

Credit quality continued to be strong during the second quarter of 2013, reflected by lower levels of criticized loans, lower net charge-offs excluding PCI loans, and stable nonperforming assets excluding PCI loans and FDIC covered OREO compared with prior quarter.

Excluding PCI loans and FDIC covered OREO, nonperforming assets ended the quarter at $521 million, or 0.52 percent of total assets; compared with $520 million, or 0.54 percent of total assets, at March 31, 2013; and $539 million, or 0.62 percent of total assets, at June 30, 2012.

Excluding PCI loans, net charge-offs were $10 million for second quarter 2013, or an annualized 0.06 percent of average total loans. This was down from net charge-offs of $12 million, or an annualized 0.08 percent of average total loans, in first quarter 2013; and down from net charge-offs of $29 million, or an annualized 0.21 percent of average total loans, for second quarter 2012.

The total provision for credit losses is comprised of the provision for loan losses and the provision for losses on off-balance sheet commitments, which is classified in noninterest expense. In second quarter 2013, the provision for loan losses was a benefit of $3 million and the provision for losses on off-balance sheet commitments was a benefit of $2 million, for a total provision for credit losses benefit of $5 million for second quarter 2013. This compares with a total provision for credit losses of $12 million for first quarter 2013. The primary driver of the lower total provision was improved credit quality in the legacy portfolio.

The allowance for credit losses as a percent of total loans, excluding PCI loans, was 1.18 percent at June 30, 2013, compared with 1.30 percent at March 31, 2013, and 1.46 percent at June 30, 2012. The allowance for credit losses as a percent of nonaccrual loans, excluding PCI loans, was 153 percent at June 30, 2013, compared with 158 percent at March 31, 2013, and 153 percent at June 30, 2012.

Capital

During the second quarter of 2013, Union Bank, N.A., issued $750 million of subordinated debt to the Company’s shareholder, The Bank of Tokyo-Mitsubishi UFJ, Ltd. The subordinated debt qualifies as Tier 2 regulatory capital under federal banking agency risk-based capital guidelines.

At June 30, 2013, the Company’s stockholder’s equity was $12.4 billion, down $195 million, or 2 percent, from March 31, 2013, primarily due to higher unrealized losses on securities available for sale. Tangible common equity was $9.0 billion, down $417 million, or 4 percent, from March 31, 2013. The Company’s tangible common equity ratio was 9.11 percent at June 30, 2013, down 94 basis points from 10.05 percent at March 31, 2013, primarily reflecting the PB Capital acquisition. The Basel I Tier 1 common and Tier 1 risk-based capital ratios were 11.47 percent and 11.55 percent, respectively, at June 30, 2013. Additionally, the Basel I Total risk-based capital ratio was 13.63 percent at June 30, 2013.

Non-GAAP Financial Measures

This press release contains certain references to financial measures identified as excluding PCI loans, FDIC covered OREO, privatization transaction impact, foreclosed asset expense and other credit costs, (reversal of) provision for losses on off-balance sheet commitments, productivity initiative costs and gains, low income housing credit (LIHC) investment amortization expense, expenses of the LIHC consolidated variable interest entities, merger costs related to acquisitions, debt termination fees from balance sheet repositioning, or intangible asset amortization, which are adjustments from comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States of America (GAAP). These financial measures, as used herein, differ from financial measures reported under GAAP in that they exclude unusual or non-recurring charges, losses or credits. This press release identifies the specific items excluded from the comparable GAAP financial measure in the calculation of each non-GAAP financial measure. Management believes that financial presentations excluding the impact of these items provide useful supplemental information which is important to a proper understanding of the Company’s business results. This press release also includes additional capital ratios (the tangible common equity and Basel I Tier 1 common capital ratios) to facilitate the understanding of the Company’s capital structure and for use in assessing and comparing the quality and composition of UnionBanCal’s capital structure to other financial institutions. These presentations should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP financial measures presented by other companies.

Headquartered in San Francisco, UnionBanCal Corporation is a financial holding company with assets of $102.3 billion at June 30, 2013. Its primary subsidiary, Union Bank, N.A., provides an array of financial services to individuals, small businesses, middle-market companies, and major corporations. The bank operated 422 branches in California, Washington, Oregon, Texas, Illinois, and New York as well as two international offices, on June 30, 2013. UnionBanCal Corporation is a wholly-owned subsidiary of The Bank of Tokyo-Mitsubishi UFJ, Ltd., which is a subsidiary of Mitsubishi UFJ Financial Group, Inc. Union Bank is a proud member of the Mitsubishi UFJ Financial Group (MUFG, NYSE:MTU), one of the world’s largest financial organizations. Visit www.unionbank.com for more information.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 1
						Percent Change to June 30, 2013 from
	As of and for the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	June 30,
(Dollars in millions)	2013	2013	2012	2012	2012	2013	2012
Results of operations:
Net interest income	$666	$648	$655	$641	$646	3%	3%
Noninterest income	205	255	234	202	188	(20)	9
Total revenue	871	903	889	843	834	(4)	4
Noninterest expense	702	713	715	638	599	(2)	17
Pre-tax, pre-provision income (1)	169	190	174	205	235	(11)	(28)
(Reversal of) provision for loan losses	(3)	(3)	(5)	45	(14)	-	(79)
Income before income taxes and including
noncontrolling interests	172	193	179	160	249	(11)	(31)
Income tax expense	34	50	60	42	67	(32)	(49)
Net income including noncontrolling interests	138	143	119	118	182	(3)	(24)
Deduct: Net loss from noncontrolling interests	3	4	4	6	5	(25)	(40)
Net income attributable to
UnionBanCal Corporation (UNBC)	$141	$147	$123	$124	$187	(4)	(25)

Balance sheet (end of period):
Total assets	$102,261	$96,959	$96,992	$88,185	$87,939	5	16
Total securities	24,415	22,816	22,455	22,089	22,890	7	7
Total loans held for investment	65,843	60,882	60,034	55,410	54,291	8	21
Core deposits (2)	65,533	63,585	63,769	55,141	53,378	3	23
Total deposits	77,310	73,990	74,255	65,143	63,443	4	22
Long-term debt	6,058	5,314	5,622	5,540	6,444	14	(6)
UNBC stockholder's equity	12,399	12,594	12,491	12,437	12,076	(2)	3

Balance sheet (period average):
Total assets	$98,714	$96,649	$92,051	$87,881	$89,479	2	10
Total securities	23,183	21,824	21,903	22,496	24,223	6	(4)
Total loans held for investment	63,673	60,553	57,242	55,285	54,937	5	16
Earning assets	89,292	87,055	82,776	79,137	80,625	3	11
Total deposits	75,350	74,256	69,601	64,420	64,499	1	17
UNBC stockholder's equity	12,599	12,584	12,559	12,209	11,905	-	6

Performance ratios:
Return on average assets (3)	0.57%	0.61%	0.54%	0.56%	0.84%
Return on average UNBC stockholder's equity (3)	4.49	4.67	3.93	4.03	6.32
Return on average assets excluding the impact of privatization
transaction and merger costs related to acquisitions (3) (4)	0.66	0.72	0.68	0.62	0.90
Return on average UNBC stockholder's equity excluding the impact of
privatization transaction and merger costs related to acquisitions (3) (4)	6.12	6.62	5.93	5.38	8.22
Efficiency ratio (5)	80.55	78.89	80.45	75.61	71.83
Adjusted efficiency ratio (6)	69.60	67.76	70.29	68.37	66.18
Net interest margin (3) (7)	3.00	3.01	3.17	3.25	3.23

Capital ratios:
Tier 1 risk-based capital ratio (8)	11.55%	12.54%	12.44%	13.77%	13.78%
Total risk-based capital ratio (8)	13.63	14.02	13.93	15.51	15.54
Leverage ratio (8)	10.36	10.70	11.18	12.03	11.58
Tier 1 common capital ratio (8) (9)	11.47	12.45	12.35	13.77	13.78
Tangible common equity ratio (10)	9.11	10.05	9.92	11.46	11.04

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Financial Highlights (Unaudited)
Exhibit 2

	As of and for the Six Months Ended		Percent Change to June 30, 2013 from
	June 30,	June 30,	June 30,
(Dollars in millions)	2013	2012	2012
Results of operations:
Net interest income	$1,314	$1,287	2%
Noninterest income	460	402	14
Total revenue	1,774	1,689	5
Noninterest expense	1,415	1,213	17
Pre-tax, pre-provision income (1)	359	476	(25)
(Reversal of) provision for loan losses	(6)	(15)	(60)
Income before income taxes and including
noncontrolling interests	365	491	(26)
Income tax expense	84	118	(29)
Net income including noncontrolling interests	281	373	(25)
Deduct: Net loss from noncontrolling interests	7	9	(22)
Net income attributable to UNBC	$288	$382	(25)

Balance sheet (end of period):
Total assets	$102,261	$87,939	16
Total securities	24,415	22,890	7
Total loans held for investment	65,843	54,291	21
Core deposits (2)	65,533	53,378	23
Total deposits	77,310	63,443	22
Long-term debt	6,058	6,444	(6)
UNBC stockholder's equity	12,399	12,076	3

Balance sheet (period average):
Total assets	$97,687	$89,464	9
Total securities	22,507	24,244	(7)
Total loans held for investment	62,122	54,543	14
Earning assets	88,179	80,564	9
Total deposits	74,807	64,462	16
UNBC stockholder's equity	12,591	11,763	7

Performance ratios:
Return on average assets (3)	0.59%	0.86%
Return on average UNBC stockholder's equity (3)	4.58	6.53
Return on average assets excluding the impact of privatization
transaction and merger costs related to acquisitions (3) (4)	0.69	0.91
Return on average stockholders' equity excluding the impact of
privatization transaction and merger costs related to acquisitions (3) (4)	6.39	8.47
Efficiency ratio (5)	79.70	71.84
Adjusted efficiency ratio (6)	68.66	67.38
Net interest margin (3) (7)	3.00	3.28

Capital ratios:
Tier 1 risk-based capital ratio (8)	11.55%	13.78%
Total risk-based capital ratio (8)	13.63	15.54
Leverage ratio (8)	10.36	11.58
Tier 1 common capital ratio (8) (9)	11.47	13.78
Tangible common equity ratio (10)	9.11	11.04

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Credit Quality (Unaudited)
Exhibit 3

	As of and for the Three Months Ended					Percent Change to June 30, 2013 from
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,	June 30,
(Dollars in millions)	2013	2013	2012	2012	2012	2013	2012

Credit Data:
(Reversal of) provision for loan losses, excluding FDIC covered loans	$(3)	$(3)	$(3)	$43	$(13)	-%	(77)%
(Reversal of) provision for FDIC covered loan losses not subject to
FDIC indemnification	-	-	(2)	2	(1)	-	100
(Reversal of) provision for losses on off-balance sheet commitments	(2)	15	(10)	(4)	(1)	113	(100)
Total (reversal of) provision for credit losses	$(5)	$12	$(15)	$41	$(15)	142	(67)
Net loans charged off	$8	$14	$5	$42	$31	(43)	(74)
Nonperforming assets	589	607	616	637	658	(3)	(10)
Criticized loans held for investment (11)	1,362	1,545	1,277	1,520	1,443	(12)	(6)

Credit Ratios:
Allowance for loan losses to:
Total loans held for investment	0.95%	1.05%	1.09%	1.21%	1.21%
Nonaccrual loans	120.11	122.62	129.47	125.12	118.63
Allowance for credit losses to (12):
Total loans held for investment	1.16	1.27	1.28	1.43	1.45
Nonaccrual loans	146.34	149.24	152.67	148.80	142.20
Net loans charged off to average total loans held for investment (3)	0.05	0.10	0.03	0.30	0.22
Nonperforming assets to total loans held for investment
and Other Real Estate Owned (OREO)	0.89	1.00	1.02	1.15	1.21
Nonperforming assets to total assets	0.58	0.63	0.63	0.72	0.75
Nonaccrual loans to total loans held for investment	0.79	0.85	0.84	0.96	1.02

Excluding purchased credit-impaired loans and FDIC covered OREO (13):
Allowance for loan losses to:
Total loans held for investment	0.97%	1.06%	1.11%	1.20%	1.22%
Nonaccrual loans	125.69	129.56	137.40	130.29	127.22
Allowance for credit losses to (12):
Total loans held for investment	1.18	1.30	1.31	1.43	1.46
Nonaccrual loans	153.18	157.75	162.05	155.39	152.64
Net loans charged off to average total loans held for investment (3)	0.06	0.08	0.01	0.29	0.21
Nonperforming assets to total loans held for investment
and OREO	0.81	0.87	0.88	0.96	1.01
Nonperforming assets to total assets	0.52	0.54	0.54	0.60	0.62
Nonaccrual loans to total loans held for investment	0.77	0.82	0.81	0.92	0.96

	As of and for the Six Months Ended		Percent Change to June 30, 2013
	June 30,	June 30,
(Dollars in millions)	2013	2012	from June 30, 2012

Credit Data:
(Reversal of) provision for loan losses, excluding FDIC covered loans	$(6)	$(12)	50%
(Reversal of) provision for FDIC covered loan losses not subject to FDIC indemnification	-	(3)	100
(Reversal of) provision for losses on off-balance sheet commitments	13	(3)	nm
Total (reversal of) provision for credit losses	$7	$(18)	139
Net loans charged off	$22	$84	(74)
Nonperforming assets	589	658	(10)

Credit Ratios:
Net loans charged off to average total loans held for investment (3)	0.07%	0.31%
Nonperforming assets to total assets	0.58	0.75

Excluding purchased credit-impaired loans and FDIC covered OREO (13):
Net loans charged off to average total loans held for investment (3)	0.07%	0.31%
Nonperforming assets to total assets	0.52	0.62

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
Exhibit 4

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions)	2013	2013	2012	2012	2012
Interest Income
Loans	$649	$629	$629	$608	$608
Securities	118	118	122	129	134
Other	2	3	3	1	-
Total interest income	769	750	754	738	742

Interest Expense
Deposits	67	65	62	56	57
Commercial paper and other short-term borrowings	1	1	1	2	3
Long-term debt	35	36	36	39	36
Total interest expense	103	102	99	97	96

Net Interest Income	666	648	655	641	646
(Reversal of) provision for loan losses	(3)	(3)	(5)	45	(14)
Net interest income after (reversal of) provision for loan losses	669	651	660	596	660

Noninterest Income
Service charges on deposit accounts	52	53	51	51	52
Trust and investment management fees	38	35	33	29	27
Trading account activities	24	8	33	26	25
Securities gains, net	27	96	20	41	28
Credit facility fees	26	26	27	27	26
Merchant banking fees	23	16	23	24	19
Brokerage commissions and fees	12	12	12	11	11
Card processing fees, net	9	9	8	8	8
Other, net	(6)	-	27	(15)	(8)
Total noninterest income	205	255	234	202	188

Noninterest Expense
Salaries and employee benefits	413	421	408	356	351
Net occupancy and equipment	84	75	70	65	64
Professional and outside services	62	58	81	54	47
Intangible asset amortization	17	16	19	20	21
Regulatory assessments	20	20	17	14	16
(Reversal of) provision for losses on
off-balance sheet commitments	(2)	15	(10)	(4)	(1)
Other	108	108	130	133	101
Total noninterest expense	702	713	715	638	599

Income before income taxes and including
noncontrolling interests	172	193	179	160	249
Income tax expense	34	50	60	42	67

Net Income including Noncontrolling Interests	138	143	119	118	182
Deduct: Net loss from noncontrolling interests	3	4	4	6	5
Net Income attributable to UNBC	$141	$147	$123	$124	$187

UnionBanCal Corporation and Subsidiaries
Consolidated Statements of Income (Unaudited)
Exhibit 5

	For the Six Months Ended
	June 30,	June 30,
(Dollars in millions)	2013	2012
Interest Income
Loans	$1,278	$1,202
Securities	236	276
Other	5	2
Total interest income	1,519	1,480

Interest Expense
Deposits	132	115
Commercial paper and other short-term borrowings	2	6
Long-term debt	71	72
Total interest expense	205	193

Net Interest Income	1,314	1,287
(Reversal of) provision for loan losses	(6)	(15)
Net interest income after (reversal of) provision for loan losses	1,320	1,302

Noninterest Income
Service charges on deposit accounts	105	107
Trust and investment management fees	73	57
Trading account activities	32	56
Securities gains, net	123	47
Credit facility fees	52	51
Merchant banking fees	39	42
Brokerage commissions and fees	24	21
Card processing fees, net	18	16
Other, net	(6)	5
Total noninterest income	460	402

Noninterest Expense
Salaries and employee benefits	834	715
Net occupancy and equipment	159	132
Professional and outside services	120	93
Intangible asset amortization	33	42
Regulatory assessments	40	34
(Reversal of) provision for losses on
off-balance sheet commitments	13	(3)
Other	216	200
Total noninterest expense	1,415	1,213

Income before income taxes and including
noncontrolling interests	365	491
Income tax expense	84	118

Net Income including Noncontrolling Interests	281	373

Deduct: Net loss from noncontrolling interests	7	9
Net Income attributable to UNBC	$288	$382

UnionBanCal Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)
Exhibit 6

	June 30,	March 31,	December 31,	September 30,	June 30,
(Dollars in millions except for per share amount)	2013	2013	2012	2012	2012
Assets
Cash and due from banks	$1,405	$1,265	$1,845	$1,237	$1,396
Interest bearing deposits in banks	1,899	3,776	3,477	1,703	1,479
Federal funds sold and securities purchased under resale agreements	50	50	169	32	46
Total cash and cash equivalents	3,354	5,091	5,491	2,972	2,921
Trading account assets (includes $4 at June 30, 2013; $40 at March 31,
2013; $1 at December 31, 2012; $3 at September 30, 2012; and $34
at June 30, 2012 of assets pledged as collateral)	844	1,119	1,208	1,236	1,237
Securities available for sale	23,510	21,801	21,352	20,907	20,545
Securities held to maturity (Fair value: June 30, 2013, $891;
March 31, 2013, $1,036; December 31, 2012, $1,135; September 30,
2012, $1,224; and June 30, 2012, $2,536)	905	1,015	1,103	1,182	2,345
Loans held for investment	65,843	60,882	60,034	55,410	54,291
Allowance for loan losses	(625)	(638)	(653)	(668)	(656)
Loans held for investment, net	65,218	60,244	59,381	54,742	53,635
Premises and equipment, net	699	707	710	637	649
Intangible assets, net	322	339	376	298	318
Goodwill	3,186	2,952	2,942	2,457	2,457
FDIC indemnification asset	233	285	338	401	449
Other assets	3,990	3,406	4,091	3,353	3,383
Total assets	$102,261	$96,959	$96,992	$88,185	$87,939

Liabilities
Deposits:
Noninterest bearing	$25,655	$24,679	$25,478	$21,490	$20,777
Interest bearing	51,655	49,311	48,777	43,653	42,666
Total deposits	77,310	73,990	74,255	65,143	63,443
Commercial paper and other short-term borrowings	3,792	2,228	1,363	2,091	3,035
Long-term debt	6,058	5,314	5,622	5,540	6,444
Trading account liabilities	566	742	895	952	976
Other liabilities	1,866	1,821	2,102	1,763	1,712
Total liabilities	89,592	84,095	84,237	75,489	75,610

Equity
UNBC Stockholder's Equity:
Common stock, par value $1 per share:
Authorized 300,000,000 shares; 136,330,830 shares issued and outstanding as of June 30, 2013, March 31, 2013, December 31,
2012, September 30, 2012, and June 30, 2012	136	136	136	136	136
Additional paid-in capital	5,979	5,997	5,994	5,989	5,985
Retained earnings	7,163	7,022	6,875	6,752	6,628
Accumulated other comprehensive loss	(879)	(561)	(514)	(440)	(673)
Total UNBC stockholder's equity	12,399	12,594	12,491	12,437	12,076
Noncontrolling interests	270	270	264	259	253
Total equity	12,669	12,864	12,755	12,696	12,329
Total liabilities and equity	$102,261	$96,959	$96,992	$88,185	$87,939

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 7

	For the Three Months Ended
	June 30, 2013			March 31, 2013
(Dollars in millions)	Average Balance	Interest Income/ Expense (7)	Average Yield/ Rate (3)(7)	Average Balance	Interest Income/ Expense (7)	Average Yield/ Rate (3)(7)
Assets
Loans held for investment: (14)
Commercial and industrial	$21,701	$185	3.42%	$21,341	$177	3.37%
Commercial mortgage	11,851	112	3.79	9,898	101	4.10
Construction	800	7	3.30	650	8	5.21
Lease financing	1,056	9	3.53	1,062	7	2.49
Residential mortgage	23,428	220	3.77	22,858	222	3.88
Home equity and other consumer loans	3,500	33	3.85	3,602	34	3.84
Loans, before purchased credit-impaired loans	62,336	566	3.64	59,411	549	3.72
Purchased credit-impaired loans	1,337	83	24.69	1,142	80	28.33
Total loans held for investment	63,673	649	4.08	60,553	629	4.19
Securities	23,183	122	2.11	21,824	121	2.21
Interest bearing deposits in banks	1,923	1	0.25	4,223	3	0.25
Federal funds sold and securities
purchased under resale agreements	123	-	0.16	171	-	0.19
Trading account assets	162	-	0.36	151	-	0.29
Other earning assets	228	1	0.53	133	-	0.64
Total earning assets	89,292	773	3.47	87,055	753	3.48
Allowance for loan losses	(642)			(653)
Cash and due from banks	1,355			1,399
Premises and equipment, net	704			705
Other assets	8,005			8,143
Total assets	$98,714			$96,649
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$32,296	26	0.32	$31,705	22	0.28
Savings	5,666	2	0.13	5,855	2	0.14
Time	12,710	39	1.25	12,314	41	1.34
Total interest bearing deposits	50,672	67	0.53	49,874	65	0.53
Commercial paper and other short-term borrowings (15)	3,224	1	0.18	1,837	1	0.21
Long-term debt	5,326	35	2.64	5,406	36	2.68
Total borrowed funds	8,550	36	1.71	7,243	37	2.05
Total interest bearing liabilities	59,222	103	0.70	57,117	102	0.72
Noninterest bearing deposits	24,678			24,382
Other liabilities	1,945			2,302
Total liabilities	85,845			83,801
Equity
UNBC Stockholder's equity	12,599			12,584
Noncontrolling interests	270			264
Total equity	12,869			12,848
Total liabilities and equity	$98,714			$96,649

Net interest income/spread
(taxable-equivalent basis)		670	2.77%		651	2.76%
Impact of noninterest bearing deposits			0.20			0.21
Impact of other noninterest bearing sources			0.03			0.04
Net interest margin			3.00			3.01
Less: taxable-equivalent adjustment		4			3
Net interest income		$666			$648

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries Net Interest Income (Unaudited)
Exhibit 8

	For the Three Months Ended
	June 30, 2013			June 30, 2012
(Dollars in millions)	Average Balance	Interest Income/ Expense (7)	Average Yield/ Rate (3)(7)	Average Balance	Interest Income/ Expense (7)	Average Yield/ Rate (3)(7)
Assets
Loans held for investment: (14)
Commercial and industrial	$21,701	$185	3.42%	$20,155	$181	3.60%
Commercial mortgage	11,851	112	3.79	8,276	82	3.97
Construction	800	7	3.30	709	8	4.67
Lease financing	1,056	9	3.53	1,015	11	4.33
Residential mortgage	23,428	220	3.77	20,357	220	4.31
Home equity and other consumer loans	3,500	33	3.85	3,634	35	3.87
Loans, before purchased credit-impaired loans	62,336	566	3.64	54,146	537	3.97
Purchased credit-impaired loans	1,337	83	24.69	791	73	37.42
Total loans held for investment	63,673	649	4.08	54,937	610	4.45
Securities	23,183	122	2.11	24,223	135	2.22
Interest bearing deposits in banks	1,923	1	0.25	1,093	-	0.26
Federal funds sold and securities
purchased under resale agreements	123	-	0.16	64	-	0.22
Trading account assets	162	-	0.36	175	-	0.57
Other earning assets	228	1	0.53	133	-	0.21
Total earning assets	89,292	773	3.47	80,625	745	3.71
Allowance for loan losses	(642)			(709)
Cash and due from banks	1,355			1,313
Premises and equipment, net	704			659
Other assets	8,005			7,591
Total assets	$98,714			$89,479
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$32,296	26	0.32	$25,646	14	0.22
Savings	5,666	2	0.13	5,311	2	0.16
Time	12,710	39	1.25	13,119	41	1.26
Total interest bearing deposits	50,672	67	0.53	44,076	57	0.52
Commercial paper and other short-term borrowings (15)	3,224	1	0.18	4,691	3	0.26
Long-term debt	5,326	35	2.64	5,679	36	2.54
Total borrowed funds	8,550	36	1.71	10,370	39	1.51
Total interest bearing liabilities	59,222	103	0.70	54,446	96	0.71
Noninterest bearing deposits	24,678			20,423
Other liabilities	1,945			2,445
Total liabilities	85,845			77,314
Equity
UNBC Stockholder's equity	12,599			11,905
Noncontrolling interests	270			260
Total equity	12,869			12,165
Total liabilities and equity	$98,714			$89,479

Net interest income/spread
(taxable-equivalent basis)		670	2.77%		649	3.00%
Impact of noninterest bearing deposits			0.20			0.19
Impact of other noninterest bearing sources			0.03			0.04
Net interest margin			3.00			3.23
Less: taxable-equivalent adjustment		4			3
Net interest income		$666			$646

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Net Interest Income (Unaudited)
Exhibit 9

	For the Six Months Ended
	June 30, 2013			June 30, 2012
(Dollars in millions)	Average Balance	Interest Income/ Expense (7)	Average Yield/ Rate (3)(7)	Average Balance	Interest Income/ Expense (7)	Average Yield/ Rate (3)(7)
Assets
Loans held for investment: (14)
Commercial and industrial	$21,522	$362	3.39%	$19,902	$356	3.59%
Commercial mortgage	10,880	213	3.93	8,275	167	4.04
Construction	725	15	4.15	756	16	4.28
Lease financing	1,059	16	3.01	1,018	22	4.29
Residential mortgage	23,145	442	3.82	20,080	436	4.34
Home equity and other consumer loans	3,551	67	3.84	3,663	71	3.90
Loans, before purchased credit-impaired loans	60,882	1,115	3.68	53,694	1,068	3.98
Purchased credit-impaired loans	1,240	163	26.36	849	139	32.94
Total loans held for investment	62,122	1,278	4.13	54,543	1,207	4.43
Securities	22,507	243	2.16	24,244	277	2.29
Interest bearing deposits in banks	2,986	4	0.25	1,412	2	0.26
Federal funds sold and securities
purchased under resale agreements	147	-	0.18	63	-	0.22
Trading account assets	156	-	0.33	163	-	0.59
Other earning assets	261	1	0.46	139	-	0.16
Total earning assets	88,179	1,526	3.47	80,564	1,486	3.70
Allowance for loan losses	(647)			(737)
Cash and due from banks	1,377			1,320
Premises and equipment, net	704			666
Other assets	8,074			7,651
Total assets	$97,687			$89,464
Liabilities
Interest bearing deposits:
Transaction and money market accounts	$32,002	48	0.30	$25,627	28	0.22
Savings	5,760	4	0.13	5,295	4	0.16
Time	12,514	80	1.29	13,281	83	1.25
Total interest bearing deposits	50,276	132	0.53	44,203	115	0.52
Commercial paper and other short-term borrowings (15)	2,534	2	0.19	4,513	6	0.28
Long-term debt	5,366	71	2.66	5,879	72	2.47
Total borrowed funds	7,900	73	1.86	10,392	78	1.52
Total interest bearing liabilities	58,176	205	0.71	54,595	193	0.71
Noninterest bearing deposits	24,531			20,259
Other liabilities	2,122			2,584
Total liabilities	84,829			77,438
Equity
UNBC Stockholder's equity	12,591			11,763
Noncontrolling interests	267			263
Total equity	12,858			12,026
Total liabilities and equity	$97,687			$89,464

Net interest income/spread
(taxable-equivalent basis)		1,321	2.76%		1,293	2.99%
Impact of noninterest bearing deposits			0.21			0.19
Impact of other noninterest bearing sources			0.03			0.03
Net interest margin			3.00			3.21
Less: taxable-equivalent adjustment		7			6
Net interest income		$1,314			$1,287

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Loans and Nonperforming Assets (Unaudited)
Exhibit 10

(Dollars in millions)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Loans held for investment (period end)
Loans held for investment:
Commercial and industrial	$22,266	$21,433	$20,827	$20,124	$19,465
Commercial mortgage	13,008	9,918	9,939	8,293	8,188
Construction	808	659	627	678	613
Lease financing	984	1,060	1,104	962	994
Total commercial portfolio	37,066	33,070	32,497	30,057	29,260

Residential mortgage	23,835	23,146	22,705	21,335	20,729
Home equity and other consumer loans	3,456	3,542	3,647	3,494	3,604
Total consumer portfolio	27,291	26,688	26,352	24,829	24,333
Loans held for investment, before purchased credit-impaired loans	64,357	59,758	58,849	54,886	53,593
Purchased credit-impaired loans	1,486	1,124	1,185	524	698

Total loans held for investment	$65,843	$60,882	$60,034	$55,410	$54,291

Nonperforming Assets (period end)
Nonaccrual loans:
Commercial and industrial	$69	$49	$48	$36	$75
Commercial mortgage	62	57	65	91	101

Total commercial portfolio	131	106	113	127	176

Residential mortgage	315	326	306	325	293
Home equity and other consumer loans	50	59	56	52	44
Total consumer portfolio	365	385	362	377	337

Nonaccrual loans, before purchased credit-impaired loans	496	491	475	504	513
Purchased credit-impaired loans	24	29	30	30	40
Total nonaccrual loans	520	520	505	534	553

OREO	25	29	45	22	26
FDIC covered OREO	44	58	66	81	79

Total nonperforming assets	$589	$607	$616	$637	$658

Total nonperforming assets, excluding purchased credit-impaired
loans and FDIC covered OREO	$521	$520	$520	$526	$539

Loans 90 days or more past due and still accruing (16)	$7	$3	$1	$1	$1

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries
Allowance for Credit Losses (Unaudited)
Exhibit 11

	As of and for the Three Months Ended
(Dollars in millions)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012

Analysis of Allowance for Credit Losses
Balance, beginning of period	$638	$653	$668	$656	$704

(Reversal of) provision for loan losses, excluding FDIC covered loans	(3)	(3)	(3)	43	(13)
(Reversal of) provision for FDIC covered loan losses not subject to
FDIC indemnification	-	-	(2)	2	(1)
Increase (decrease) in allowance covered by FDIC indemnification	(2)	2	(4)	8	(3)
Other	-	-	(1)	1	-

Loans charged off:
Commercial and industrial	(11)	(1)	(6)	(12)	(10)
Commercial mortgage	(1)	(2)	(3)	(1)	(5)
Construction	-	-	-	-	(11)
Total commercial portfolio	(12)	(3)	(9)	(13)	(26)

Residential mortgage	(3)	(7)	(6)	(22)	(9)
Home equity and other consumer loans	(5)	(6)	(9)	(19)	(7)
Total consumer portfolio	(8)	(13)	(15)	(41)	(16)

FDIC covered loans	-	(3)	(8)	(3)	(2)
Total loans charged off	(20)	(19)	(32)	(57)	(44)

Recoveries of loans previously charged off:
Commercial and industrial	7	3	6	7	8
Commercial mortgage	2	-	10	5	-
Construction	-	-	2	1	5
Lease financing	-	-	5	-	-
Total commercial portfolio	9	3	23	13	13

Home equity and other consumer loans	1	1	1	1	-
Total consumer portfolio	1	1	1	1	-

FDIC covered loans	2	1	3	1	-
Total recoveries of loans previously charged off	12	5	27	15	13
Net loans charged off	(8)	(14)	(5)	(42)	(31)

Ending balance of allowance for loan losses	625	638	653	668	656
Allowance for losses on off-balance sheet commitments	136	138	117	126	130
Total allowance for credit losses	$761	$776	$770	$794	$786

Components of allowance for loan losses:
Allowance for loan losses, excluding allowance on purchased
credit-impaired loans	$624	$637	$652	$656	$652
Allowance for loan losses on purchased credit-impaired loans	1	1	1	12	4
Total allowance for loan losses	$625	$638	$653	$668	$656

UnionBanCal Corporation and Subsidiaries
Securities Available for Sale (Unaudited)
Exhibit 12

					Fair Value	Fair Value
	June 30, 2013		March 31, 2013		Amount Change from	% Change from
(Dollars in millions)	Amortized Cost	Fair Value	Amortized Cost	Fair Value	March 31, 2013	March 31, 2013

U.S. government sponsored agencies	$362	$364	$468	$472	$(108)	(23)%
Residential mortgage-backed securities:
U.S. government and government sponsored agencies	14,930	14,673	13,172	13,281	1,392	10
Privately issued	330	328	358	362	(34)	(9)
Commercial mortgage-backed securities	3,904	3,750	3,500	3,563	187	5
Collateralized loan obligations	2,414	2,445	2,296	2,302	143	6
Asset-backed and other	79	80	99	100	(20)	(20)
Asset Liability Management securities	22,019	21,640	19,893	20,080	1,560	8
Other debt securities:
Direct bank purchase bonds	1,708	1,703	1,557	1,532	171	11
Other	155	152	154	158	(6)	(4)
Equity securities	15	15	30	31	(16)	(52)
Total securities available for sale	$23,897	$23,510	$21,634	$21,801	$1,709	8%

UnionBanCal Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures (Unaudited)
Exhibit 13

The following table presents a reconciliation between certain Generally Accepted Accounting Principles (GAAP) amounts and specific non-GAAP measures as used to compute selected non-GAAP financial ratios.

	As of and for the Three Months Ended					For the Six Months Ended
(Dollars in millions)	June 30, 2013	March 31, 2013	December 31, 2012	September 30, 2012	June 30, 2012	June 30, 2013	June 30, 2012

Net income attributable to UNBC	$141	$147	$123	$124	$187	$288	$382
Adjustments for merger costs related to acquisitions, net of tax	27	24	26	3	2	51	2
Net adjustments for privatization transaction, net of tax	(8)	(1)	2	5	7	(9)	13
Net income attributable to UNBC, excluding impact of
privatization transaction and merger costs related to acquisitions	$160	$170	$151	$132	$196	$330	$397

Average total assets	$98,714	$96,649	$92,051	$87,881	$89,479	$97,687	$89,464
Net adjustments related to privatization transaction	2,318	2,330	2,345	2,359	2,377	2,324	2,385
Average total assets, excluding impact of privatization transaction	$96,396	$94,319	$89,706	$85,522	$87,102	$95,363	$87,079
Return on average assets (3)	0.57%	0.61%	0.54%	0.56%	0.84%	0.59%	0.86%
Return on average assets, excluding impact of privatization
transaction and merger costs related to acquisitions (3) (4)	0.66	0.72	0.68	0.62	0.90	0.69	0.91

Average UNBC stockholder's equity	$12,599	$12,584	$12,559	$12,209	$11,905	$12,591	$11,763
Adjustments for merger costs related to acquisitions	(64)	(48)	(15)	(5)	(2)	(80)	(1)
Net adjustments for privatization transaction	2,337	2,353	2,360	2,366	2,371	2,345	2,373
Average UNBC stockholder's equity, excluding impact of
privatization transaction and merger costs related to acquisitions	$10,326	$10,279	$10,214	$9,848	$9,536	$10,326	$9,391
Return on average UNBC stockholder's equity (3)	4.49%	4.67%	3.93%	4.03%	6.32%	4.58%	6.50%
Return on average UNBC stockholder's equity, excluding impact of
privatization transaction and merger costs related to acquisitions (3) (4)	6.12	6.62	5.93	5.38	8.22	6.39	8.47

Noninterest expense	$702	$713	$715	$638	$599	$1,415	$1,213
Less: Foreclosed asset expense and other credit costs	(3)	(1)	6	-	1	(4)	2
Less: (Reversal of) provision for losses on off-balance sheet commitments	(2)	15	(10)	(4)	(1)	13	(3)
Less: Productivity initiative costs	13	4	19	10	2	17	8
Less: Low income housing credit (LIHC) investment amortization expense	20	15	17	15	18	35	31
Less: Expenses of the LIHC consolidated VIEs	6	6	6	10	8	12	15
Less: Merger costs related to acquisitions	44	40	43	6	3	84	4
Less: Net adjustments related to privatization transaction	14	14	17	21	21	28	43
Less: Debt termination fees from balance sheet repositioning	-	-	-	30	-	-	-
Less: Intangible asset amortization	4	3	-	-	-	7	2
Noninterest expense, as adjusted (a)	$606	$617	$617	$550	$547	$1,223	$1,111

Total revenue	$871	$903	$889	$843	$834	$1,774	$1,689
Add: Net interest income taxable-equivalent adjustment	4	3	3	3	3	7	6
Less: Productivity initiative gains	-	-	-	-	-	-	23
Less: Accretion related to privatization-related fair value adjustments	3	5	15	42	10	8	21
Less: Other credit costs	2	(9)	-	-	-	(7)	-
Total revenue, as adjusted (b)	$870	$910	$877	$804	$827	$1,780	$1,651
Adjusted efficiency ratio (a)/(b) (6)	69.60%	67.76%	70.29%	68.37%	66.18%	68.66%	67.38%

Total UNBC stockholder's equity	$12,399	$12,594	$12,491	$12,437	$12,076
Less: Goodwill	3,186	2,952	2,942	2,457	2,457
Less: Intangible assets, except mortgage servicing rights (MSRs)	321	337	373	298	318
Less: Deferred tax liabilities related to goodwill and intangible assets	(118)	(122)	(129)	(117)	(115)
Tangible common equity (c)	$9,010	$9,427	$9,305	$9,799	$9,416
Tier 1 capital, determined in accordance with regulatory requirements	$9,931	$10,031	$9,864	$10,196	$10,049
Less: Junior subordinated debt payable to trusts	66	66	66	-	-
Tier 1 common equity (d)	$9,865	$9,965	$9,798	$10,196	$10,049
Total assets	$102,261	$96,959	$96,992	$88,185	$87,939
Less: Goodwill	3,186	2,952	2,942	2,457	2,457
Less: Intangible assets, except MSRs	321	337	373	298	318
Less: Deferred tax liabilities related to goodwill and intangible assets	(118)	(122)	(129)	(117)	(115)
Tangible assets (e)	$98,872	$93,792	$93,806	$85,547	$85,279
Risk-weighted assets, determined in accordance with regulatory requirements (f) (7)	$85,979	$80,018	$79,321	$74,065	$72,905
Tangible common equity ratio (c)/(e) (10)	9.11%	10.05%	9.92%	11.46%	11.04%
Tier 1 common capital ratio (d)/(f) (8) (9)	11.47	12.45	12.35	13.77	13.78

Refer to Exhibit 14 for footnote explanations.

UnionBanCal Corporation and Subsidiaries

Footnotes
Exhibit 14

(1)	Pre-tax, pre-provision income is total revenue less noninterest expense. Management believes that this is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover loan losses through a credit cycle.

(2)	Core deposits exclude brokered deposits, foreign time deposits and domestic time deposits greater than $250,000.

(3)	Annualized.

(4)	These ratios exclude the impact of the privatization transaction and merger costs related to acquisitions. Management believes that these ratios provide useful supplemental information regarding UnionBanCal's business results. Please refer to Exhibit 13 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(5)	The efficiency ratio is total noninterest expense as a percentage of total revenue (net interest income and noninterest income).

(6)	The adjusted efficiency ratio, a non-GAAP financial measure, is adjusted noninterest expense (noninterest expense excluding privatization-related expenses and fair value amortization/accretion, foreclosed asset expense and other credit costs, (reversal of) provision for losses on off-balance sheet commitments, low income housing credit (LIHC) investment amortization expense, expenses of the LIHC consolidated VIEs, merger costs related to acquisitions, certain costs related to productivity initiatives, debt termination fees from balance sheet repositioning and intangible asset amortization) as a percentage of adjusted total revenue (net interest income (taxable-equivalent basis) and noninterest income), excluding impact of privatization, gains from productivity initiatives related to the sale of certain business units in 2012, and other credit costs. Management discloses the adjusted efficiency ratio as a measure of the efficiency of our operations, focusing on those costs most relevant to our business activities. Please refer to Exhibit 13 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(7)	Yields, interest income and net interest margin are presented on a taxable-equivalent basis using the federal statutory tax rate of 35 percent.

(8)	Estimated as of June 30, 2013.

(9)	The Tier 1 common capital ratio is the ratio of Tier 1 capital, less qualifying trust preferred securities, if any, to risk-weighted assets. The Tier 1 common capital ratio, a non-GAAP financial measure, facilitates the understanding of UnionBanCal's capital structure and is used to assess and compare the quality and composition of UnionBanCal's capital structure to other financial institutions. Please refer to Exhibit 13 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(10)	The tangible common equity ratio, a non-GAAP financial measure, is calculated as tangible common equity divided by tangible assets. The methodology for determining tangible common equity may differ among companies. The tangible common equity ratio facilitates the understanding of UnionBanCal's capital structure and is used to assess and compare the quality and composition of UnionBanCal's capital structure to other financial institutions. Please refer to Exhibit 13 for a reconciliation between certain GAAP amounts and these non-GAAP measures.

(11)	Criticized loans held for investment reflect loans in the commercial portfolio segment that are monitored for credit quality based on internal ratings. Amounts exclude small business loans, which are monitored by business credit score and delinquency status.

(12)	The allowance for credit losses ratios include the allowances for loan losses and losses on off-balance sheet commitments.

(13)	These ratios exclude the impact of all purchased credit-impaired loans and FDIC covered OREO. Purchased credit-impaired loans and OREO related to the April 2010 acquisitions of certain assets and assumption of certain liabilities of Frontier Bank and Tamalpais Bank are covered under loss share agreements between Union Bank, N.A. and the Federal Deposit Insurance Corporation. Management believes the exclusion of purchased credit-impaired loans and FDIC covered OREO from certain asset quality ratios that include nonperforming loans, nonperforming assets, net loans charged off, total loans held for investment and the allowance for loan losses or credit losses in the numerator or denominator provides a better perspective into underlying asset quality trends.

(14)	Average balances on loans outstanding include all nonperforming loans. The amortized portion of net loan origination fees (costs) is included in interest income on loans, representing an adjustment to the yield.

(15)	Includes interest bearing trading liabilities.

(16)	Excludes loans totaling $210 million, $125 million, $124 million, $88 million, and $124 million that are 90 days or more past due and still accruing at June 30, 2013, March 31, 2013, December 31, 2012, September 30, 2012, and June 30, 2012, respectively, which consist of loans accounted for in accordance with the accounting standards for purchased credit-impaired loans. The past due status of individual loans within the pools is not a meaningful indicator of credit quality, as potential credit losses are measured at the loan pool level.

nm = not meaningful

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